                                                                    Exhibit 99.2

         I, Jon Jannotta, Chief Financial Officer of Media and
Entertainment.com, Inc., certify, pursuant to 18 U.S.C. 'SS' 1350, as enacted by 'SS' 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Media and Entertainment.com, Inc.


Dated: November 14, 2002

                                       /s/ Jon Jannotta
                                       ----------------------------------------
                                       Jon Jannotta
                                       Chief Financial Officer